Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        OLIN CORPORATION
     (Exact name of registrant as specified in its charter)
            Virginia                               13-1872319
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

                       120 Long Ridge Road
                  Stamford, Connecticut  06904
       (Address of Principal Executive Offices) (Zip Code)

   OLIN CORPORATION 1994 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                    (Full title of the plan)

                       J. M. Jackson, Jr.
                            Secretary
                        Olin Corporation
                       120 Long Ridge Road
                  Stamford, Connecticut  06904
             (Name and address of agent for service)

                         (203) 356-3126
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                 Proposed        Proposed
                     Amount      maximum         maximum          Amount of
Title of securities  to be       offering price  aggregate        registration
to be registered     registered  per share(1)    offering price(1)  fee

Common Stock (par    90,000 shs.   $56.57        $5,091,300       $1,756
value $1.00 per
  share)

    (1) The price of $56.57 per share, which was the average of the high and low prices of Common Stock as reported in the New York Stock Exchange consolidated reporting system on August 19, 1994, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(h).


                                  PART I
           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.


     Not required to be filed with the Securities and Exchange Commission (the "Commission").


Item 2.   Registrant Information and Employee Plan Annual
Information.

     Not required to be filed with the Commission.


                                  PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Commission by Olin Corporation (the "Company") are incorporated herein by reference as of their respective dates:

     (a) Olin Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (and the documents incorporated by reference therein).

     (b) Olin Corporation Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 (and the documents incorporated by reference therein).

     (c)  Olin Corporation Current Report on Form 8-K, dated
January 10, 1994.

     (d) Olin Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 1991, containing a description of the Common Stock.

     (e) Olin Corporation Form 8-A dated February 28, 1986 containing a description of Olin Common Stock Purchase
Rights.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interest of Named Experts and Counsel.

     The validity of the Common Stock offered hereby has been passed upon by Johnnie M. Jackson, Jr., General Counsel-Corporate Resources and Secretary. As of June 1, 1994, Mr. Jackson beneficially owned 6,890 shares of the Company's Common Stock (including 4,485 employee stock options presently exercisable) and holds additional employee stock options not yet exercisable to purchase 1,260 additional shares of the Company's Common Stock. Mr. Jackson also as of June 1, 1994 owns beneficially and indirectly in the Company's Contributing Employee Ownership Plan 346 shares of the Company's ESOP Preferred Stock.

Item 6.   Indemnification of Directors and Officers.

     The Virginia Stock Corporation Act permits, and the Company's By-laws require, indemnification of Olin's directors, officers and employees in a variety of circumstances. Under Sections 13.1-697 and 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors, officers and employees in civil or criminal actions if such persons acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that their conduct was unlawful. The Company's By-laws require indemnification of directors, officers and employees with respect to certain liabilities, expenses, and other amounts imposed upon such persons by reason of having been directors, officers or employees if such persons acted in good faith and believed that their conduct was in the best interests of the Company or related entity. Also, Section 13.1-692.1 of the Virginia Stock Corporation Act permits a Virginia corporation to limit or totally eliminate the liability of a director or officer in a shareholder or derivative proceeding.

     Directors and officers of the Company are insured, subject to certain exclusions and limits and to the extent not otherwise indemnified by the Company, against loss
(including expenses incurred in the defense of actions, suits and proceedings in connection therewith) arising from any error, misstatement, misleading statement, omission or other act made or performed in their capacity as directors and officers. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers under common or statutory laws or the By-Laws, subject to the terms, conditions and exclusions of the policy. In addition, directors, officers and other employees of the Company who may be "fiduciaries" as that term is used in the Employee Retirement Income Security Act of 1974 are insured with respect to liabilities under such Act.

Item 7.   Exception from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit No.        Description of Exhibit

3(a) Restated Articles of Incorporation as amended effective January 15, 1992. Incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the fiscal year ended December 31, 1991 (SEC File No. 1-1070).

3(b)               By-laws as amended effective April 28,
                   1994.  Incorporated by reference to
                   Exhibit 3 to the Company's Form 10-Q for the quarter ended March 31, 1994 (SEC
                   File No. 1-1070).

4(a) Description of the Company's Common Stock Purchase Rights and Rights Agreement dated February 27, 1986 between the Company and Manufacturers Hanover Trust Company, Rights Agent. Incorporated by reference to the Company's Form 8-A dated February 28, 1986 (SEC File No. 1-1070).

4(b) Description of the Company's Common Stock. Incorporated by reference to Item 5 to the Company's Form 10-Q for the quarter ended September 30, 1991 (SEC File No. 1-1070).

5                  Opinion of Johnnie M. Jackson, Jr., Esq.

23(a)              Consent of KPMG Peat Marwick LLP.

23(b)              Consent of Johnnie M. Jackson, Jr., Esq.
                   (included in Exhibit 5).

24(a)              Powers of Attorney.

24(b)              Certified Resolutions.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by
                Section 10(a)(3) of the Securities Act of
                1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bon fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on the Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut, on this 28th day of July, 1994.

                                       OLIN CORPORATION



                                       By  J. M. Jackson, Jr.
                                           J. M. Jackson, Jr.
                                           Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                      Title

John W. Johnstone, Jr.
John W. Johnstone, Jr.            Chairman of the Board,
                                  Chief Executive Officer
                                  and Director(Principal
																																		Executive Officer)


James A. Riggs
James A. Riggs                    Senior Vice President and
                                  Chief Financial Officer
                                  (Principal Financial
																																			Officer)

Robert A. Beyerl
Robert A. Beyerl                  Vice President and Controller
                                  (Principal Accounting Officer)

Robert R. Frederick
Robert R. Frederick               Director


Donald W. Griffin
Donald W. Griffin                 Director



Dated:  July 28, 1994


William W. Higgins
William W. Higgins                Director


Robert Holland, Jr.
Robert Holland, Jr.               Director


Jack D. Kuehler
Jack D. Kuehler                   Director


H. William Lichtenberger
H. William Lichtenberger          Director


G. Jackson Ratcliffe, Jr.
G. Jackson Ratcliffe, Jr.         Director


William L. Read
William L. Read                   Director


John P. Schaefer
John P. Schaefer                  Director


Irving Shain
Irving Shain                      Director


Dated:  July 28, 1994

                               EXHIBIT INDEX



Exhibit No.     Description

3(a)            Restated Articles of Incorporation as
                amended effective January 15, 1992.
                Incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the fiscal year ended December 31, 1991 (SEC File
                No. 1-1070).

3(b)            By-laws as amended effective April 28, 1994.
                Incorporated by reference to Exhibit 3 to the Company's Form 10-Q for the quarter ended March 31, 1994 (SEC File No. 1-1070).

4(a)            Description of the Company's Common Stock
                Purchase Rights and Rights Agreement dated
                February 27, 1986 between the Company and
                Manufacturers Hanover Trust Company, Rights
                Agent. Incorporated by reference to the
                Company's Form 8-A dated February 28, 1986
                (SEC File No. 1-1070).

4(b)            Description of the Company's Common Stock.
                Incorporated by reference to Item 5 of the Company's Form 10-Q for the quarter ended
                September 30, 1991 (SEC File No. 1-1070).

5               Opinion of Johnnie M. Jackson, Jr., Esq.

23(a)           Consent of KPMG Peat Marwick LLP.

23(b)           Consent of Johnnie M. Jackson, Jr., Esq.
                (included in Exhibit 5).

24(a)           Powers of Attorney.

24(b)           Certified Resolutions.